Exhibit 99.1

OPKO Health Completes Acquisition of CLIA Laboratory

MIAMI, December 18, 2012— OPKO Health, Inc. (NYSE: OPK) announced that is has completed the acquisition of Prost-Data, Inc., doing business as OURLab, a Nashville-based CLIA laboratory with 18 phlebotomy sites throughout the U.S. and an experienced national sales force calling primarily on urologists.

In addition to operating as a stand-alone laboratory testing service, OURLab will provide OPKO a commercial platform to support the near-term U.S. commercial launch of its novel panel of kallikrein biomarkers and associated algorithm (4Kscore™) for the detection of prostate cancer.

Phillip Frost, M.D., OPKO’s Chairman and Chief Executive Officer, commented, “We look forward to working together with OURLab’s talented personnel to support the U.S. launch of the important 4Kscore™ prostate test.”

About OPKO Health, Inc.

We are a multi-national biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large and rapidly growing medical markets by leveraging our discovery, development and commercialization expertise and our novel and proprietary technologies.

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding the expected benefits of the transaction with OURLab, whether it will provide a commercial platform to support the near-term U.S. commercial launch of the 4Kscore™, and our ability to successfully develop, commercialize and launch the 4Kscore™ and the timing thereof, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contacts:

Steven D. Rubin 305-575-4100

Juan Rodriguez 305-575-4100